EXHIBIT 21.01

                              GENELABS TECHNOLOGIES, INC.

                     LIST OF REGISTRANT'S SIGNIFICANT SUBSIDIARIES


                                                                                  PERCENT OWNED BY
                                                     STATE OR COUNTRY OF             GENELABS
                            NAME                         ORGANIZATION           TECHNOLOGIES, INC.
-------------------------------------------------    ---------------------     ----------------------
Accelerated Clinical Research Organization, Inc.           Delaware                    100%
Genelabs Asia (Pte.) Ltd.                                 Singapore                    100%*
Genelabs Diagnostic, Inc.                                  Delaware                    100%
Genelabs Diagnostics (Pte.) Ltd.                          Singapore                    100% **
Genelabs Europe B.V.                                     Netherlands                   100%

--------------------------------

         *   Wholly-owned by Genelabs Diagnostic, Inc.

         **  Wholly-owned by Genelabs Asia (Pte.) Ltd.